Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

between

HAWAIIAN HOLDINGS, INC.,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated as of March 23, 2011

SUPPLEMENTAL TO INDENTURE FOR DEBT SECURITIES

DATED AS OF MARCH 23, 2011

5.00% CONVERTIBLE SENIOR NOTES DUE 2016

i

	6.05 Notice of Defaults by Trustee	25

VII.	SATISFACTION AND DISCHARGE OF INDENTURE	25

	7.01 Termination of the Obligations of the Issuer	25
	7.02 Application of Trust Money	26
	7.03 Reinstatement	26
	7.04 Articles 4 and 13 of Original Indenture Not Applicable	26

VIII.	AMENDMENTS	27

	8.01 Without Consent of Holders	27
	8.02 With Consent of Holders	27
	8.03 Effect of Supplemental Indentures	28

IX.	CONVERSION	28

	9.01 Conversion Privilege	28
	9.02 Conversion Procedure and Payment Upon Conversion	31
	9.03 Cash in Lieu of Fractional Shares	35
	9.04 Taxes on Conversion	36
	9.05 Issuer to Provide Common Stock	36
	9.06 Adjustment of Conversion Rate	36
	9.07 No Adjustment	45
	9.08 Other Adjustments	46
	9.09 Adjustments for Tax Purposes	46
	9.10 Notice of Adjustment	47
	9.11 Notice of Certain Transactions	47
	9.12 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	47
	9.13 Trustee’s Disclaimer	49
	9.14 Rights Distributions Pursuant to Shareholders’ Rights Plans	49
	9.15 Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes	50

X.	CONCERNING THE HOLDERS	52

	10.01 Action by Holders	52
	10.02 Proof of Execution by Holders	53
	10.03 Persons Deemed Absolute Owners	53

XI.	HOLDERS’ MEETINGS	53

	11.01 Purpose of Meetings	53
	11.02 Call of Meetings by Trustee	54
	11.03 Call of Meetings by Issuer or Holders	54
	11.04 Qualifications for Voting	54
	11.05 Regulations	55
	11.06 Voting	55
	11.07 No Delay of Rights by Meeting	56

ii

XII.	[RESERVED]	56

XIII.	MISCELLANEOUS	56

	13.01 Trust Indenture Act Controls	56
	13.02 Notices	56
	13.03 [Reserved.]	57
	13.04 Counterpart Originals	57
	13.05 Governing Law; Waiver of Jury Trial	57
	13.06 No Adverse Interpretation of Other Agreements	58
	13.07 Successors	58
	13.08 Severability	58
	13.09 Ratification of Original Indenture	58
	13.10 Table of Contents, Headings, etc.	58
	13.11 Calculations in Respect of the Securities	58

Exhibit A	-	Form of Security

Exhibit B	-	Form of Legend for Global Security

iii

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 23, 2011, between Hawaiian Holdings, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, a banking association organized under the laws of the United States, as trustee (the “Trustee”), supplementing the Original Indenture (as defined herein).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of its 5.00% Convertible Senior Notes due 2016 (the “Securities”), initially in an aggregate principal amount not to exceed $86,250,000, and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, pursuant to Section 3.1 of the Original Indenture, the Issuer may establish one or more series of Securities from time to time as authorized by a supplemental indenture of which the Securities shall be one such series; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplement Indenture provided, the valid, binding and legal obligations of the Issuer, and this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

I.              DEFINITIONS AND INCORPORATION BY REFERENCE

1.01         SCOPE OF FIRST SUPPLEMENTAL INDENTURE.

The changes, modifications and supplements to the Original Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, which shall, subject to Section 2.02, be limited to an aggregate principal amount not to exceed $86,250,000 outstanding at any time, and shall not apply to any other securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture with respect to the Securities.

1.02         PROVISIONS OF ORIGINAL INDENTURE NOT APPLICABLE.

Sections 1.12 and 7.4, the first paragraph of Section 6.2 and Articles 4, 8, 11, 12 and 13 of the Original Indenture shall not be applicable to the Securities.

1.03         DEFINITIONS.

The terms defined in this Section 1.03 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture and for purposes of the Original Indenture as it relates to the Securities shall have the respective meanings specified in this Section 1.03.  Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Issuer to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means the Person appointed by the Issuer to solicit bids for the Trading Price of the Securities in accordance with Section 9.01(B)(ii).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement Averaging Period” shall mean, (i) with respect to any Conversion Date occurring on or after November 15, 2015, the thirty (30) consecutive Trading-Day period beginning on, and including, the thirty-second (32nd) Scheduled Trading Day immediately preceding the Maturity Date, or (ii) in all other cases, the thirty (30) consecutive Trading-Day period beginning on, and including, the third (3rd) Business Day immediately following the relevant Conversion Date.

“Change in Control” shall be deemed to have occurred at such time as:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Issuer, any Subsidiary or any employee benefit plan of the Issuer or any Subsidiary files a Schedule 13D or a Schedule TO, or any successor schedule, or any other form or report under the Exchange Act disclosing, or the Issuer otherwise becomes aware, that such person or group is or has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of the Issuer’s Voting Stock; or

(b)        there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Issuer to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c)        the Issuer consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Issuer, unless the Persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Issuer’s Voting Stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(d)        the Issuer is liquidated or dissolved or the holders of the Issuer’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Issuer;

provided, however, that a “Change in Control” shall not be deemed to have occurred if at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction or event consists of common stock or depositary receipts in respect of common stock listed and traded or quoted on a U.S. national securities exchange (or which will be so listed and traded or quoted when issued or exchanged in connection with such transaction or event) and, as a result of such transaction or event, the Securities become convertible solely into such consideration (subject to the Issuer’s right to pay cash in respect of all or a portion of its conversion obligation as described in Section 9.02(A)) (any transaction or event that satisfies the conditions set forth in this proviso, a “Listed Stock Business Combination”); or

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which the shares of Common Stock are listed, or (ii) if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the Closing Sale Price shall be the price determined by a nationally recognized independent investment banking firm retained by the Issuer for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of Common Stock.

“Common Stock” means the common stock, par value $0.01 per share, of the Issuer at the date of this First Supplemental Indenture, subject to Section 9.12.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in Section 9.02(A).

“Conversion Notice” means the “Conversion Notice” attached to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means, as of any date of determination, the dollar amount, rounded to the nearest cent, derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 126.8730 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article IX.

“Conversion Value” per $1,000 principal amount of Securities means, as of any Trading Day in the Security Measurement Period, the product of the Closing Sale Price of the Common Stock on such Trading Day and the Conversion Rate in effect on such Trading Day.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Corporate Trust Office” means the address provided in Section 13.02 hereof; provided that for purposes of Section 2.03, the address is 100 Wall Street, Suite 1600, New York, NY 10005.

“Daily Conversion Value” means, for each of the thirty (30) consecutive Trading Days in the relevant Cash Settlement Averaging Period, one thirtieth (1/30th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the thirty (30) consecutive Trading Days in the relevant Cash Settlement Averaging Period, shall consist of (x) cash in an amount equal to the lesser of (i) the Specified Cash Amount, divided by thirty (30) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and (y) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Ex Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Issuer or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“Indenture” means the Original Indenture, as amended and supplemented by this First Supplemental Indenture, and, if further amended or supplemented as provided herein and therein, as so amended or supplemented.

“Interest Payment Date” means March 15 and September 15 of each year, beginning on September 15, 2011.

“Issue Date” means March 23, 2011.

“Issuer” means the party named as such in the lead-in paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.  The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock (or other relevant securities) are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock (or other relevant securities) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or other relevant securities) or in any options contracts or future contracts relating to shares of Common Stock (or other relevant securities).

“Maturity Date” means March 15, 2016.

“open of business” means 9:00 a.m., New York City time.

“Original Indenture” means the Indenture for Senior Debt Securities dated as of March 23, 2011 between the Issuer and the Trustee.

“Prospectus Supplement” means the preliminary prospectus supplement dated March 17, 2011 and the related prospectus dated November 19, 2009, as supplemented by the related pricing term sheet dated March 18, 2011, relating to the offering and sale of the Securities.

“Place of Payment” means, with respect to the Securities, New York, New York.

“Purchase Notice” means a “Purchase Notice” in the form set forth in the Securities.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other relevant security) have the right to receive any cash, securities or other property or in which Common Stock (or other relevant security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request, and conclusively rely on, an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Scheduled Trading Day” means, with respect to shares of Common Stock or the relevant security, a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted for trading. If shares of Common Stock or the relevant securities are not so listed or admitted for trading, “Scheduled Trading Day” shall mean any Business Day.

“Securities” has the meaning set forth in the first “Whereas” clause of this First Supplemental Indenture.

“Securities Agent” means any Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent.

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Stated Maturity” for the payment of principal on the Securities shall mean the Maturity Date.

“Termination of Trading” shall be deemed to occur if shares of Common Stock (or other common stock into which the Securities are then convertible (subject to the Issuer’s right to pay cash in respect of all or a portion of its conversion obligation as described in Section 9.02(A))) are not listed for trading on a U.S. national securities exchange.

“Trading Day” means, with respect to shares of Common Stock or the relevant security, a day during which (i) trading in shares of Common Stock or such other security generally occurs, and (ii) a Market Disruption Event has not occurred; provided that if shares of Common Stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” shall mean any Business Day.

“Trading Price” means, as of any Trading Day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Issuer selects, which may include an underwriter of securities of the Issuer; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; provided further, that if, on any Trading Day, (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Securities from an independent nationally recognized securities dealer or (ii) in the reasonable, good faith judgment of the Board of Directors, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 97% of the Conversion Value on such Trading Day.

“Trustee” means the party named as such in this First Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page HA.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the “Volume-Weighted Average Price” means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Issuer; provided that after the occurrence or effectiveness of a Fundamental Change in which all holders of Common Stock receive only cash for their shares of Common Stock, the “Volume-Weighted Average Price” will be the amount of cash per share received by holders of Common Stock in such Fundamental Change.

“Voting Stock” of any Person means all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.04         OTHER DEFINITIONS.

Term	Defined in Section

“Additional Interest Notice”	4.04
“Applicable Price”	9.15(D)
“Clause A Distribution”	9.06(c)
“Clause B Distribution”	9.06(c)
“Clause C Distribution”	9.06(c)
“Conversion Agent”	2.03
“Daily Measurement Value”	1.03
“Distributed Property”	9.06(c)
“DTC”	2.03
“Effective Date”	9.15(A)
“Full Physical Settlement”	9.02(C)
“Full Physical Settlement Election”	9.02(C)
“Fundamental Change Notice”	3.02(B)
“Fundamental Change Repurchase Date”	3.02(A)
“Fundamental Change Repurchase Price”	3.02(A)
“Fundamental Change Repurchase Right”	3.02(A)
“Listed Stock Business Combination”	1.03
“Make-Whole Applicable Increase”	9.15(B)
“Make-Whole Conversion Period”	9.15(A)
“Maximum Conversion Rate”	9.15(B)(v)
“Merger Event”	9.12
“Net Share Settlement”	9.02(B)
“Net Share Settlement Election”	9.02(B)
“Participants”	2.09(A)
“Paying Agent”	2.03
“Physical Securities”	2.01
“Reference Property”	9.12
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.02(A)
“Security Measurement Period”	9.01(B)(ii)
“Specified Cash Amount”	9.02(A)
“Spin-Off”	9.06(c)
“Trading Price Condition”	9.01(B)(ii)
“Trigger Event”	9.06(c)

1.05         RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i)                 a term has the meaning assigned to it;

(ii)                an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii)               “or” is not exclusive;

(iv)               “including” means “including without limitation”;

(v)                words in the singular include the plural and in the plural include the singular;

(vi)               provisions apply to successive events and transactions;

(vii)              the term “interest” means any interest payable under the terms of the Securities, including Additional Interest, if any, unless the context otherwise requires;

(viii)             the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(ix)               “herein,” “hereof” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this First Supplemental Indenture; and

(x)                references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

II.            THE SECURITIES

2.01         FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this First Supplemental Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Issuer.  Each Security shall be dated the date of its authentication.

Securities offered and sold shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibit B (which shall be in lieu of the legend set forth in Section 2.4 of the Original Indenture).  The aggregate principal amount of Securities issued in the form of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that except as set forth in Section 2.02, the aggregate principal amount of Securities issued in the form of a Global Security or Securities shall not exceed $86,250,000.

Subject to Section 3.5 of the Original Indenture (as such Section is modified by Section 2.12 of this First Supplemental Indenture), Securities issued in exchange for interests in a Global Security pursuant to Section 2.09 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”).

The Securities shall be issuable only in registered form without interest coupons, and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.02         ADDITIONAL SECURITIES.

The Issuer may, without the consent of Holders of the Securities and notwithstanding Section 2.01 of this First Supplemental Indenture and Section 3.3 of the Original Indenture, increase the aggregate principal amount of Securities outstanding under the Indenture by issuing additional Securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional Securities, and with the same CUSIP number as the Securities initially issued hereunder; provided that if the additional Securities are not fungible with the Securities for U.S. federal income tax purposes, the additional Securities shall have a separate CUSIP number.  The Securities initially issued hereunder and any such additional Securities shall rank equally and ratably and shall be treated as a single series of debt securities for all purposes under the Indenture.

2.03         REGISTRAR, PAYING AGENT, BID SOLICITATION AGENT AND CONVERSION AGENT; PAYMENTS OF INTEREST.

The Issuer shall maintain in The Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Corporate Trust Office of the Trustee will initially serve as the office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee. The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Person in whose name any Security is registered by the Registrar at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided that on the Maturity Date the Issuer shall pay interest to the Person to whom the Issuer pays the principal amount regardless of whether such Person is such Holder of record on the immediately preceding Record Date.  Notwithstanding the immediately preceding sentence, in respect of any Securities that are converted during the period beginning at the close of business on March 1, 2016 and ending at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, interest due on the Maturity Date shall be paid to Holders of record on March 1, 2016 notwithstanding such conversion.  Interest shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes, which shall initially be the Corporate Trust Office.  The Issuer shall pay interest (i) on any Physical Securities (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities at their address as it appears in the register of the Registrar and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Securities or upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.  The Issuer may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder.  The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

The Issuer shall enter into an appropriate agency agreement with any agent not a party to this First Supplemental Indenture.  Such agency agreement shall implement the provisions of the Indenture that relate to such agent.  The Issuer will notify the Trustee in writing of the name and address of any agent not a party to this First Supplemental Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent, the Trustee shall act as such.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Issuer hereby initially appoints The Depository Trust Company, New York, New York (“DTC”) to act as Depositary with respect to Securities issued in the form of Global Securities.

The Issuer hereby initially appoints the Trustee to act as the Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent and to act as custodian with respect to the Securities unless another Registrar, Paying Agent, Bid Solicitation Agent, Conversion Agent or custodian of the Securities issued in the form of Global Securities for the Depositary, as the case may be, is appointed prior to the time the Securities are first issued.

2.04         TRANSFER AND EXCHANGE.

Subject to Section 2.09 of this First Supplemental Indenture and Section 3.5 of the Original Indenture, where Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  The Issuer, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not validly withdrawn, in accordance with this First Supplemental Indenture, except (x) if the Issuer defaults in the payment of the Fundamental Change Repurchase Price or (y) with respect to the unrepurchased portion of Securities being repurchased in part.

No service charge shall be made for any registration of transfer, exchange or conversion of Securities (except as otherwise expressly permitted in the Indenture), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.4 or 9.6 of the Original Indenture or Sections 3.02 or 9.02 of this First Supplemental Indenture).

2.05         OUTSTANDING SECURITIES.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those converted, those delivered to it for cancellation, those reductions in the interest in Securities issued in the form of a Global Security effected by the Trustee in accordance with the provisions of the Indenture and those described in this Section 2.05 as not outstanding.  Except as set forth in the definition of “Outstanding” in Section 1.1 of the Original Indenture, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 3.6 of the Original Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 of this First Supplemental Indenture, it ceases to be Outstanding and interest on it ceases to accrue.  If the Paying Agent holds (or, if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, the Issuer or such Subsidiary has segregated and holds in trust in accordance with Section 10.3 of the Original Indenture), on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount (plus accrued and unpaid interest, if any) as the case may be, with respect to all Securities to be purchased or paid on such Fundamental Change Repurchase Date or Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date or Maturity Date, then (unless in the event the Issuer or a Subsidiary of the Issuer is acting as Paying Agent there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided in the Indenture, on and after such date such Securities shall be deemed to be no longer Outstanding, and will cease to accrue interest.  Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with the Indenture.

If a Security is converted in accordance with Article IX then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be Outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion.

2.06         CANCELLATION.

The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar, Paying Agent and Conversion Agent (if other than the Trustee) shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion, replacement or cancellation in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).  Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled.  Certification of the destruction of all canceled Securities will be delivered to the Issuer.  The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IX.

2.07         DEFAULTED INTEREST.

If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay in cash the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, at the rate provided in the Securities in accordance with Section 3.7 of the Original Indenture.

2.08         DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date, the Issuer shall deposit with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.3 of the Original Indenture) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be.

2.09         BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A)          The Securities shall initially be issued in the form of a Global Security and shall (i) be registered in the name of the Depositary or the nominee of the Depositary and (ii) be delivered to the Trustee as custodian for the Depositary.  So long as DTC, or its nominee, is the Holder of the Global Security, DTC or such nominee, as the case may be, will be considered the sole Holder of the Securities represented by such Global Security for all purposes under the Indenture and the Securities.  No beneficial owner of an interest in the Global Security will be able to transfer that interest except in accordance with DTC’s procedures and the applicable procedures of its direct and indirect Participants (as defined below), in addition to those provided for under the Indenture with respect to the Securities.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under the Indenture with respect to any Securities issued in the form of a Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of any Security issued in the form of a Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing in the Indenture shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under the Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Security issued in the form of a Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(C)           Neither the Issuer, the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(D)          None of the Issuer, the Trustee or their agents shall be liable for any delay by the Depositary or any particular or indirect Participant in identifying the beneficial owners of the related Securities and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Securities to be issued).

2.10         REPURCHASE BY ISSUER.

The Issuer may, to the extent permitted by law, purchase the Securities in the open market or by tender offer or by private agreement at any price without giving prior notice to Holders. The Issuer may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Securities purchased in this manner, in the case of a re-issuance or resale, so long as such Securities do not constitute Restricted Securities upon such re-issuance or resale.

Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being Restricted Securities.

2.11         RANKING.

The indebtedness of the Issuer arising under or in connection with the Indenture and every outstanding Security issued under the Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Issuer, ranking equally with other existing and future senior unsecured indebtedness of the Issuer and ranking senior to any existing or future indebtedness of the Issuer that is expressly subordinated to the Securities.

2.12         PHYSICAL SECURITIES.

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Securities and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Securities has occurred and is continuing and a beneficial owner of the Securities requests that its Securities be issued as Physical Securities, the Issuer will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Securities, will authenticate and deliver Physical Securities to each such beneficial owner of the related Securities (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, and upon delivery of the Global Security to the Trustee such Global Security shall be canceled.

This Section 2.12 shall apply in lieu of Section 3.5(2) of the Original Indenture.

III.           REDEMPTION AND REPURCHASE

3.01         NO REDEMPTION.

Article 11 of the Original Indenture shall not be applicable to the Securities.  The Securities shall not be redeemable at the option of the Issuer prior to the Maturity Date, and no sinking fund is provided for the Securities.

3.02         REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A)          If a Fundamental Change occurs, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Issuer to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof in integral multiples of $1,000 in principal amount), on a date selected by the Issuer (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice is mailed or furnished in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i)              delivery to the Issuer (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Issuer for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a)            the certificate number(s) of the Securities which the Holder will deliver for repurchase, if such Securities are Physical Securities;

(b)           the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c)            that such principal amount of Securities are to be repurchased by the Issuer pursuant to the terms and conditions specified in this Section 3.02; and

(ii)             delivery to the Issuer (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Issuer for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are held in book-entry form through the Depositary, the delivery of any Purchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to Section 3.02(B)(x) shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Issuer (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Issuer or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in the Indenture to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A) to the Issuer (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Issuer for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Issuer (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(x).

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B)           Within 15 days after the occurrence of a Fundamental Change, the Issuer shall mail or otherwise furnish to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the

Fundamental Change Repurchase Right arising as a result thereof.  The Issuer shall deliver a copy of the Fundamental Change Notice to the Trustee.  Each Fundamental Change Notice shall state:

(i)                 the events causing the Fundamental Change;

(ii)                the date of such Fundamental Change;

(iii)               the Fundamental Change Repurchase Date;

(iv)               the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)                the Fundamental Change Repurchase Price;

(vi)               the names and addresses of the Paying Agent and the Conversion Agent;

(vii)              the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)             that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the Fundamental Change Repurchase Date or, if such Security is surrendered to the Paying Agent after the Fundamental Change Repurchase Date, within two Business Days following the time of book-entry transfer or delivery of the Security (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date (without any surrender of such Securities by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest;

(ix)                that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date, unless there shall be a Default in the payment of the Fundamental Change Repurchase Price, interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x)                that a Holder will be entitled to withdraw its election in the Purchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Issuer on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are Physical Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Purchase Notice at any time during which such Default is continuing;

(xi)               the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii)              that Securities with respect to which a Purchase Notice is given by a Holder may be converted, if otherwise convertible pursuant to Article IX, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02; and

(xiii)             the CUSIP number or numbers, as the case may be, of the Securities.

At the Issuer’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Notice in the Issuer’s name and at the Issuer’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Issuer.

No failure of the Issuer to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(C)           Subject to the provisions of this Section 3.02, the Issuer shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the Fundamental Change Repurchase Date or, if such Security is surrendered to the Paying Agent after the Fundamental Change Repurchase Date, two Business Days following the time of book-entry transfer or when such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date, and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

(D)          The Issuer shall, in accordance with Section 2.08, deposit with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.3 of the Original Indenture) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price for all of the Securities that are to be repurchased by the Issuer on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change.  The Paying Agent shall return to the Issuer, as soon as practicable, any money not required for that purpose.

(E)           Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 7.01.

(F)           Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article IX only if such Purchase Notice has been timely withdrawn in accordance with this Section 3.02.

(G)           If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article IX if any Purchase Notice with respect to such Security is withdrawn pursuant to this Section 3.02.

(H)          Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Issuer shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I)            Notwithstanding anything in the Indenture to the contrary, except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.02 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with the Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with the Indenture.  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(J)            In connection with any Repurchase Upon Fundamental Change, the Issuer shall, to the extent applicable (i) comply with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act and all other applicable laws; (ii) if required, file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Issuer to purchase the Securities.

IV.           COVENANTS

4.01         PAYMENT OF SECURITIES.

The Issuer covenants and agrees for the benefit of the Holders of the Securities that the Issuer shall pay or cause to be paid all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and the Indenture.  All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, the Issuer or such Subsidiary has segregated and holds in trust in accordance with Section 10.3 of the Original Indenture) as of 11:00 a.m., New York City time, on the due date, money in immediately available funds and designated for and sufficient to pay all amounts then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).  If a payment date is not a Business Day at the Place of Payment, payment shall be made at that place on the next succeeding day that is a Business Day, and the payment made on such next Business Day will be treated as though it had been made on the original payment date and no interest shall accrue on such payment for the intervening period.  The Issuer will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities.

The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, Defaulted Interest) at the rate borne by the Securities.

4.02         REPORTS.

(A)          The Issuer shall deliver to the Trustee, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), a copy of each report the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of TIA § 314(a); provided, however, that each such report will be deemed to be so delivered to the Trustee if the Issuer files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder).

(B)           Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

(C)           This Section 4.02 shall apply in lieu of Section 7.4 of the Original Indenture.

4.03         FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

4.04         NOTICE OF ADDITIONAL INTEREST.

In the event that the Issuer is required to pay Additional Interest to Holders of Securities, the Issuer shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for the Additional Interest.  Each Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

V.            SUCCESSORS

5.01         WHEN ISSUER MAY MERGE, ETC.

The Issuer shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Issuer to another Person, whether in a single transaction or series of related transactions, unless (i) the Issuer is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such other Person assumes by supplemental indenture all the obligations of the Issuer under the Securities and the Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer to another Person, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the sale, transfer, lease, conveyance or disposition of all or substantially all of the consolidated properties or assets of the Issuer to another Person.

The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate with respect to the matters set forth in clauses (i) and (ii) of the first paragraph of this Section 5.01 and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with the Indenture.

5.02         SUCCESSOR SUBSTITUTED.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Issuer and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture and the Securities to be performed by the Issuer, such successor Person shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s consolidated properties or assets, be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Securities theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article V the Person named as the “Issuer” in the first paragraph of this First Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article V may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and its obligations under the Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

5.03         ARTICLE 8 OF ORIGINAL INDENTURE NOT APPLICABLE.

This Article V shall apply in lieu of Article 8 of the Original Indenture, and the references to “Article 8” in Sections 9.1 and 10.5 of the Original Indenture shall instead be deemed to be references to this Article V.

VI.           DEFAULTS AND REMEDIES

6.01         ADDITIONAL EVENTS OF DEFAULT.

In addition to those Events of Default set forth in Section 5.1 of the Original Indenture, the following events shall also be Events of Default with respect to the Securities:

(i)                 the Issuer fails to pay an installment of interest upon any Security when due, and such failure continues for a period of thirty (30) days after the date when due;

(ii)                the Issuer fails to satisfy its conversion obligations upon exercise of a Holder’s conversion right pursuant hereto;

(iii)               the Issuer fails to timely provide a Fundamental Change Notice pursuant to, and in accordance with, Section 3.02(B), or fails to timely provide any notice pursuant to, and in accordance with, Section 9.01(B)(iii), Section 9.01(B)(iv) or Section 9.15(E);

(iv)               the Issuer fails to comply with its obligations under Article V;

(v)                the Issuer fails to comply with any term, covenant or agreement contained in the Securities or the Indenture (other than a term, covenant or agreement for which a failure to comply is elsewhere in this Section 6.01 or Section 5.1 of the Original Indenture specifically dealt with or which has expressly been included in the Original Indenture solely for the benefit of series of securities other than the Securities), and such failure is not cured within sixty (60) days after receipt by the Issuer of written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities;

(vi)               (a) failure by the Issuer to make any payment at maturity (after giving effect to any applicable grace period) of indebtedness for money borrowed of the Issuer or any Significant Subsidiary in an aggregate principal amount of $15,000,000 or more and the continuance of such failure or (b) the acceleration of indebtedness for money borrowed of the Issuer or any Significant Subsidiary in an aggregate principal amount of $15,000,000 or more because of a Default with respect to such indebtedness, in each case without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within thirty (30) days after receipt by the Issuer of written notice to the Issuer by the Trustee or to the Trustee and the Issuer by Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities; and

(vii)              failure by the Issuer or any Significant Subsidiary, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Issuer or any Significant Subsidiary exceeds $15,000,000, the enforcement of which judgments or orders are not stayed pending appeal or otherwise.

6.02         SOLE REMEDY FOR FAILURE TO REPORT.

Notwithstanding any other provision of the Indenture (including, but not limited to, Section 5.2(b) of the Original Indenture), to the extent the Issuer elects, the sole remedy for an Event of Default relating to failure to comply with Section 4.02(A), which shall apply in lieu of Section 7.4 of the Original Indenture, or failure by the Issuer to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act shall, for the first 180 days immediately following the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for the first 90 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of Securities for the next 90 days after the first 90 days following the occurrence of such Event of Default, in each case, payable semi-annually at the same time and in the same manner as the stated interest payable on the Securities.  Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived).  In addition to the accrual of Additional Interest pursuant to this Section 6.02, on and after the 181st day immediately following an Event of Default relating to a failure to comply with Section 4.02(A), or failure by the Issuer to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 181st day, the Securities will be subject to acceleration as provided in Section 5.2 of the Original Indenture.  The provisions of this Section 6.02 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to a failure to comply with Section 4.02(A), or failure by the Issuer to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Issuer must notify all Holders of the Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period.  Upon the failure to timely give such notice, the Securities shall be immediately subject to acceleration as provided in Section 5.2 of the Original Indenture.

This Section 6.02 shall apply in lieu of the first paragraph in Section 5.2(b) of the Original Indenture.

6.03         WAIVER OF PAST DEFAULTS.

Subject to Sections 6.04 and 8.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, (B) a Default or Event of Default arising from a failure by the Issuer to convert any Securities in accordance with this First Supplemental Indenture or (C) any Default or Event of Default in respect of any provision of the Indenture or the Securities which, under Section 8.02 of this First Supplemental Indenture or Section 9.2 of the Original Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to such Securities or impair any right with respect to such Securities consequent thereon.

6.04         RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT SECURITIES.

Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided in the Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.  In addition, notwithstanding any other provision of the Indenture, the right of any Holder to convert the Security in accordance with the Indenture and to receive the consideration due upon conversion, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

6.05         NOTICE OF DEFAULTS BY TRUSTEE.

The Issuer shall promptly notify the Trustee in writing upon becoming aware of the occurrence of any Default or Event of Default.  If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of the Indenture shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within ninety (90) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as a committee of its Responsible Officers in good faith determines that, withholding such notice is in the best interests of Holders.

This Section 6.05 shall apply in lieu of the first paragraph of Section 6.2 of the Original Indenture.

VII.          SATISFACTION AND DISCHARGE OF INDENTURE

7.01         TERMINATION OF THE OBLIGATIONS OF THE ISSUER.

The Indenture shall cease to be of further effect, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 3.6 of the Original Indenture) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable on the Maturity Date, upon conversion or upon Repurchase Upon Fundamental Change, and in either case the Issuer irrevocably deposits, prior to the applicable due date, with the Trustee, the Conversion Agent (if other than the Trustee) or the Paying Agent (if the Paying Agent is not the Issuer or any of its Affiliates), as the case may be, cash or, in the case of conversion, cash and/or shares of Common Stock, if any, sufficient to satisfy all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 3.6 of the Original Indenture) on the Maturity Date, the relevant settlement date of any conversion or the Fundamental Change Repurchase Date, as the case may be; (b) the Issuer pays to the Trustee all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that the definition of “Outstanding” in Section 1.1 of the Original Indenture, Sections 3.3, 3.5, 3.6, 5.15, 6.7, 6.8, 6.9, 6.10, 6.11, 6.13, 6.14, 7.2 and 10.3 of the Original Indenture, Sections 2.03, 2.04, 2.05, 2.09, 3.02, 4.01, 4.04, 13.02, 13.05 and 13.11 of this First Supplemental Indenture and Articles VII, IX, X and XI of this First Supplemental Indenture shall survive any discharge of the Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

In the case of a deposit made pursuant to this Section 7.01, there must not exist a Default or Event of Default with respect to the Securities on the date the Issuer makes the deposit, and such deposit must not result in a breach or violation of, or constitute a Default under, the Indenture.

7.02         APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money deposited with it pursuant to Section 7.01 and shall apply such deposited money through the Paying Agent and in accordance with the Indenture to the payment of amounts due on the Securities.

7.03         REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 7.01 and 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under the Indenture, the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 7.01 and 7.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 7.01 and 7.02; provided, however, that if the Issuer has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

7.04         ARTICLES 4 AND 13 OF ORIGINAL INDENTURE NOT APPLICABLE.

This Article VII shall apply in lieu of Articles 4 and 13 of the Original Indenture.

VIII.        AMENDMENTS

8.01         WITHOUT CONSENT OF HOLDERS.

In addition to the amendments and supplements described in Section 9.1 of the Original Indenture, the Issuer and the Trustee may amend or supplement the Indenture or the Securities without notice to, or the consent of, any Holder to:

(i)                 comply with Section 5.01, Section 5.02 or Section 9.12;

(ii)                comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of the Securities pursuant to the Indenture;

(iii)               cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture, so long as such modification or amendment does not adversely affect the interests of the Holders in any material respect; provided that any such modification or amendment made solely to conform the provisions of the Indenture to the “Description of notes” section of the Prospectus Supplement shall be deemed not to adversely affect the interest of the Holders;

(iv)               comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(v)                comply with the rules of any Depositary, including DTC; or

(vi)               make provision with respect to adjustments to the Conversion Rate in accordance with this First Supplemental Indenture or to increase the Conversion Rate in accordance with this First Supplemental Indenture.

8.02         WITH CONSENT OF HOLDERS.

In addition to the amendments, supplements and waivers described in Section 9.2 of the Original Indenture that may not be made without the consent of the Holder of each outstanding Security affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.03, may be made, without the consent of the Holder of each Security affected, that:

(i)                 changes the manner of payment of principal of, or interest on, any Security;

(ii)                impairs the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(iii)               modifies, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Section 3.02 to require the Issuer to repurchase Securities upon the occurrence of a Fundamental Change; or

(iv)              modifies the provisions of Section 2.11 in a manner adverse to Holders.

It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment, supplement or waiver.  However, any failure by the Issuer to mail such notice, or any defect therein, shall not in any way impair or affect the validity of such amendment, supplement or waiver.

8.03         EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the due execution and delivery of any supplemental indenture in accordance with this Article VIII and Article 9 of the Original Indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and, except as set forth in Section 8.01 or Section 8.02 of this First Supplemental Indenture or Section 9.1 or Section 9.2 of the Original Indenture, every Holder of Securities shall be bound thereby.

IX.           CONVERSION

9.01         CONVERSION PRIVILEGE.

(A)          Subject to the provisions of Section 3.02 and Section 9.02, the Securities shall be convertible (i) prior to the close of business on the Business Day immediately preceding November 15, 2015, upon satisfaction of one or more of the conditions described in Section 9.01(B) and (ii) at any time from, and including, November 15, 2015 to, and including, the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, irrespective of the conditions described in Section 9.01(B), in each case, into cash, shares of Common Stock, or a combination thereof, as described in Section 9.02, in accordance with this Article IX.

(B)              (i)                  Prior to the close of business on the Business Day immediately preceding November 15, 2015, Holders may surrender their Securities for conversion during any calendar quarter after the calendar quarter ending June 30, 2011 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds the Conversion Trigger Price in effect on the last Trading Day of the immediately preceding calendar quarter.  The Board of Directors will make appropriate adjustments to the Closing Sale Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, during the thirty (30) consecutive Trading-Day period described in the immediately preceding sentence.  The Conversion Agent shall determine on behalf of the Issuer at the beginning of each calendar quarter commencing after June 30, 2011 whether the Securities may be surrendered for conversion pursuant to this Section 9.01(B)(i) and shall notify the Issuer and the Trustee in writing within five (5) Business Days of the first day of such calendar quarter if the Securities become convertible pursuant to this Section 9.01(B)(i).

(ii)             Prior to the close of business on the Business Day immediately preceding November 15, 2015, Holders may surrender their Securities for conversion during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading-Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined by the Bid Solicitation Agent following a request by a Holder of Securities to the Company in accordance with the procedures set forth in this Section 9.01(B)(ii), for each Trading Day in such Security Measurement Period was less than 97% of the Conversion Value of the Securities on such Trading Day (the “Trading Price Condition”).  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 9.01(B)(ii) and the definition of Trading Price set forth in this First Supplemental Indenture.  The Issuer shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 9.01(B)(ii) unless requested by the Issuer in writing, and the Issuer shall have no obligation to make such request unless a Holder of at least $2,000,000 aggregate principal amount of the Securities then outstanding provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 97% of the Conversion Value of the Securities and such Holder requests in writing that the Issuer requests that the Bid Solicitation Agent determine the Trading Price of the Securities.  Upon receiving such evidence, the Issuer shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities for each of the next ten (10) Trading Days and, if necessary, on each succeeding Trading Day until the Trading Price Condition is no longer satisfied.  If the Issuer does not so instruct the Bid Solicitation Agent to obtain bids when required pursuant to this Section 9.01(B)(ii), or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to obtain such bids when required, then, in either case, the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 97% of the Conversion Value of the Securities on each Trading Day of such failure.  If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is equal to or greater than 97% of the Conversion Value, the Issuer shall so notify the Holders of the Securities, the Trustee and the Conversion Agent (if other than the Trustee).

(iii)            Prior to the close of business on the Business Day immediately preceding November 15, 2015, if a Fundamental Change or a Make-Whole Fundamental Change occurs, or if the Issuer is party to a consolidation, merger or binding share exchange pursuant to which all of the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, a Holder may surrender its Securities for conversion at any time during the period beginning on, and including, the fortieth

(40th) Scheduled Trading Day before the date the Issuer originally announces as the anticipated effective date of the transaction and ending on, and including, the thirtieth (30th) Business Day after the actual effective date of the transaction or, if the Issuer announces that such transaction will not occur, the date the Issuer makes such announcement.  In addition, if the transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period, and if the transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change.  The Issuer shall notify Holders and the Trustee (a) as promptly as practicable following the date the Issuer publicly announces such transaction but in no event less than forty (40) Scheduled Trading Days prior to the anticipated effective date of such transaction or (b) if the Issuer does not have knowledge of such transaction at least forty (40) Scheduled Trading Days prior to the anticipated effective date of such transaction, within two (2) Business Days of the date upon which the Issuer receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv)            Prior to the close of business on the Business Day immediately preceding November 15, 2015, if the Issuer elects to:

(a)     distribute to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to any stockholder rights plan in effect from time to time) entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; or

(b)     distribute to all or substantially all holders of Common Stock the Issuer’s assets, debt securities or rights to purchase the Issuer’s securities (excluding distributions described in Section 9.06(a)), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of announcement of such distribution, then, in each case, the Issuer shall mail to Holders written notice of the action or the event at least forty (40) Scheduled Trading Days before the Ex Date for such distribution.  Once the Issuer has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex Date and the Issuer’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.  A Holder, however, may not surrender its Securities for conversion if it is otherwise able to participate in such distribution at the same time as holders of the Common Stock participate, without conversion, as if such Holder held a number of shares of Common

Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(C)           A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  Provisions of this First Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

(D)          If the Securities shall be convertible in accordance with this Section 9.01, the Issuer shall provide written notice to the Trustee, the Conversion Agent (if other than the Trustee) and Holders, at the addresses appearing on the Registrar’s books, and the Issuer shall publicly announce, through a reputable national newswire service, that the Securities have become convertible, stating, among other things:

(i)              the event causing the Securities to become convertible;

(ii)             the time during which the Securities shall be convertible as a result of that event;

(iii)            if that event is a transaction described under Section 9.01(B)(iii) or Section 9.01(B)(iv), the anticipated effective date of the transaction; and

(iv)            the procedures Holders must follow to convert their Securities, including the name and address of the Conversion Agent.

The Issuer shall provide notice (if the Securities are in the form of Global Securities, through the applicable notice procedures of the Depositary), and make the public announcement, as soon as practicable, but in no event later than the open of business on the Business Day immediately following the date the Securities become convertible as a result of the event.

9.02         CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

(A)          To convert a Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, a Holder must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay all transfer and similar taxes if required pursuant to Section 9.04 and (5) pay the amount of interest, if any, required by Section 9.02(E).  If a Holder holds a beneficial interest in a Security issued in the form of a Global Security, to convert such Security, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting such beneficial interest.  Once delivered, a Conversion Notice will be irrevocable.  Securities with respect to which a Purchase Notice is given by a Holder may be converted, if otherwise convertible pursuant to this Article IX, only if such Purchase Notice has been withdrawn in accordance with Section 3.02

Upon conversion of a Holder’s Security, the Issuer shall pay or deliver, as the case may be, through the Conversion Agent, to Holders, at the Issuer’s election, shares of Common Stock (together with cash in lieu of any fractional share), cash, or a combination thereof (together with cash in lieu of any fractional share) as set forth in this Section 9.02(A).  The Issuer shall inform Holders in writing through the Trustee of its election to deliver shares of Common Stock (together with cash in lieu of any fractional share), pay cash or deliver and pay, as the case may be, a combination thereof (together with cash in lieu of any fractional share) upon conversion of any Securities (and the Specified Cash Amount, if applicable, as described in the immediately succeeding paragraph):

(i)                 in respect of Securities converted on or after November 15, 2015, no later than November 15, 2015; and

(ii)                in all other cases, no later than two Business Days following the applicable Conversion Date.

If, in respect of any conversion of Securities, the Issuer has not irrevocably elected Net Share Settlement (as described in Section 9.02(B)), and the Issuer does not give notice (including notice of the Specified Cash Amount, if applicable) within the time periods described in the immediately preceding sentence as to how it intends to settle its conversion obligation with respect to such Securities, the Issuer shall satisfy such conversion obligation by delivering solely shares of Common Stock (other than paying cash in lieu of any fractional share).

If the Issuer chooses to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), or if the Issuer has irrevocably elected Net Share Settlement as described in Section 9.02(B), the Issuer shall notify the converting Holder(s) during the periods set forth in clauses (i) and (ii) in the immediately preceding paragraph of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Securities (the “Specified Cash Amount”); provided that if the Issuer has previously irrevocably elected Net Share Settlement as described in Section 9.02(B), the Specified Cash Amount must be at least equal to $1,000.  If, subsequent to the Issuer irrevocably electing Net Share Settlement or electing to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), the Issuer fails to timely notify converting Holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

The Issuer shall treat all converting Holders with the same Conversion Date in the same manner.  Except for any conversion that occurs on or after November 15, 2015, the Issuer shall not have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

If the Issuer elects to settle any conversion of Securities by delivering solely shares of Common Stock (other than paying solely cash in lieu of fractional shares), including if the Issuer has irrevocably elected Full Physical Settlement upon conversion as described in Section 9.02(C), such settlement shall occur (x) with respect to any Conversion Date occurring on or prior to the Business Day immediately preceding March 1, 2016, within three Business Days of the relevant Conversion Date and (y) with respect to any Conversion Date occurring on or after

March 1, 2016, on the Maturity Date.  Except upon conversion in connection with a Common Stock Change Make-Whole Fundamental Change where the consideration for Common Stock is comprised entirely of cash as described in Section 9.15(C), any settlement of a conversion of the Securities made entirely or partially in cash (other than solely cash in lieu of any fractional share) (including if the Issuer has irrevocably elected Net Share Settlement as described in Section 9.02(B)) shall occur on the third Business Day immediately following the final Trading Day of the applicable Cash Settlement Averaging Period.

The amount of cash and number of Common Stock, as the case may be, due upon conversion of Securities shall be determined as follows:

(I)                                    if the Issuer elects to satisfy its entire conversion obligation by delivering shares of Common Stock, including if the Issuer has irrevocably elected Full Physical Settlement upon conversion as described in Section 9.02(C), the Issuer shall deliver to each converting Holder a number of shares of Common Stock equal to (i)(A) the aggregate principal amount of Securities converted, divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Issuer shall pay cash in lieu of any fractional share as described in Section 9.03);

(II)                                if the Issuer elects to satisfy its entire conversion obligation by paying cash, the Issuer shall pay to each converting Holder, for each $1,000 principal amount of Securities so converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the thirty (30) consecutive Trading Days in the relevant Cash Settlement Averaging Period; and

(III)                            if the Issuer elects to satisfy the conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of Common Stock, including if the Issuer has irrevocably elected Net Share Settlement pursuant to Section 9.02(B), the Issuer shall pay or deliver, as the case may be, to each converting Holder, for each $1,000 principal amount of Securities so converted, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the thirty (30) consecutive Trading Days in the relevant Cash Settlement Averaging Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the applicable Cash Settlement Averaging Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Issuer shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any).  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(B)           At any time on or prior to November 15, 2015, the Issuer may irrevocably elect to satisfy its conversion obligation with respect to all Securities having a Conversion Date on or after the date of such election by paying cash up to the aggregate principal amount of the Securities to be converted, and paying or delivering, as the case may be, cash, shares of Common Stock or a combination thereof in respect of the remainder, if any, of the conversion obligation (“Net Share Settlement”).  Such election (a “Net Share Settlement Election”) shall be in the Issuer’s sole discretion and shall not require the consent of Holders.  Upon making a Net Share Settlement Election, the Issuer shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information and (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book entry form through the Depositary, through the applicable notice procedures of the Depositary.

(C)           At any time on or prior to November 15, 2015, the Issuer may irrevocably elect to satisfy its conversion obligation with respect to all Securities having a Conversion Date on or after the date of such election by delivering solely shares of Common Stock (other than paying solely cash in lieu of any fractional share) in respect of the conversion obligation (“Full Physical Settlement”).  Such election (a “Full Physical Settlement Election”) shall be in the Issuer’s sole discretion and shall not require the consent of Holders.  Upon making a Full Physical Settlement Election, the Issuer shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information and (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(D)          A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the Conversion Date (if the Issuer delivers solely shares of Common Stock in respect of the conversion obligation, other than paying solely cash in lieu of fractional shares delivered pursuant to Section 9.03, including if the Issuer has irrevocably elected Full Physical Settlement as described in Section 9.02(C)) or the close of business on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Issuer pays cash in respect of a portion (but not all) of the conversion obligation pursuant to Section 9.02(A), other than solely cash in lieu of any fractional shares delivered pursuant to Section 9.03, including if the Issuer has irrevocably elected Net Share Settlement as described in Section 9.02(B)).  On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration payable or deliverable, as the case may be, upon conversion of such Security as provided herein.

(E)           Except as provided in the Securities or in this Article IX, no payment or adjustment will be made for dividends on any Common Stock issued on or prior to conversion or for accrued interest on a converted Security, and such accrued interest, if any, shall be deemed to be paid by the consideration paid to the Holder upon conversion.  Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon conversion of the Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest (if any) shall be deemed to be paid first out of the cash paid upon such conversion.  If any Holder surrenders a Security for conversion after the close of business on any Record Date and prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Issuer of the full amount equal to the interest payable on such Interest Payment Date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date or (ii) is surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date, where, pursuant to Section 3.02, the Issuer has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date and on or before such Interest Payment Date; provided further that, if the Issuer shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such Defaulted Interest or the interest that shall have accrued on such Defaulted Interest pursuant to Section 2.07 of this First Supplement Indenture and Section 3.7 of the Original Indenture or otherwise (it being understood that nothing in this Section 9.02(E) shall affect the Issuer’s obligations under Section 2.07 of this First Supplement Indenture and Section 3.7 of the Original Indenture).

(F)           If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(G)           Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(H)          If the last day on which a Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

9.03         CASH IN LIEU OF FRACTIONAL SHARES.

The Issuer will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Issuer shall pay cash in lieu of any fractional share based on the Closing Sale Price of Common Stock on the Conversion Date (if the Issuer delivers solely shares of Common Stock to satisfy its conversion obligation, other than paying solely cash in lieu of fractional shares, including if the Issuer has irrevocably elected Full Physical Settlement pursuant to Section 9.02(C)) or the Closing Sale Price of Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Issuer pays cash to satisfy a portion, but less than all, of its conversion obligation, other than solely cash in lieu of any fractional shares, including if the Issuer has irrevocably elected Net Share Settlement pursuant to Section 9.02(B)).

9.04         TAXES ON CONVERSION.

If a Holder converts its Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion.  However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name.  The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty that will be due because such shares are to be issued in a name other than such Holder’s name.

9.05         ISSUER TO PROVIDE COMMON STOCK.

The Issuer shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that the Issuer has previously irrevocably elected Full Physical Settlement pursuant to Section 9.02(C)).  The shares of Common Stock, if any, due upon conversion of a Security issued in the form of a Global Security shall be delivered by the Issuer in accordance with the Depositary’s customary practices.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Issuer shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are then listed.

9.06         ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a)            If the Issuer issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, which dividend or distribution consists exclusively of shares of Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR'                              =              the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0                           =              the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS'                              =              the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 9.06(a) shall become effective immediately after the open of business on the Ex Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be.  If any dividend or distribution of the type described in this Section 9.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Issuer distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to any stockholder rights plan in effect from time to time) entitling them, for a period expiring not more than sixty (60) days immediately following the announcement of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date that distribution was publicly announced, the Conversion Rate shall be increased based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;

CR'                              =              the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

OS0                           =              the number of shares of Common Stock that are outstanding immediately prior to the open of business on the Ex Date for such distribution;

X                                       =              the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                        =              the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date that the distribution of such rights, options or warrants was first publicly announced.

Any increase made under this Section 9.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex Date for such distribution.  The Issuer shall not issue any such rights, options, or warrants in respect of Common Stock held in treasury by the Issuer.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date that such distribution was first publicly announced, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(b).

(c)            If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property, but excluding (i) dividends or distributions covered by Sections 9.06(a) or 9.06(b), (ii) the initial distribution of rights issued pursuant to a stockholder rights plan; provided that such rights plan provides for the issuance of such rights with respect to Common Stock issued upon conversion of the Securities, (iii) distributions in connection with any liquidation, dissolution or winding-up, (iv) dividends or distributions paid exclusively in cash and covered by Section 9.06(d) and (v) Spin-Offs to which the provisions set forth in the fifth and sixth paragraphs of this Section 9.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property, the “Distributed Property”), to all or substantially all holders of Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

Any increase made under the portion of this Section 9.06(c) above shall become effective immediately after the open of business on the Ex Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines “FMV” for purposes of this Section 9.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

With respect to an adjustment pursuant to this Section 9.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date of the Spin-Off shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off;

FMV	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading-Day period immediately following, and including, the Ex Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period immediately following, and including, the Ex Date for the Spin-Off.

Any increase to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, and including, the Ex Date of any Spin-Off, references in the portion of this Section 9.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex Date of such Spin-Off and the Conversion Date for such conversion.  If the Ex Date for the Spin-Off is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references with respect to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period.

Subject in all respects to Section 9.14, rights, options or warrants distributed by the Issuer to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.06(c) (and no adjustment to the Conversion Rate under this Section 9.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.06(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 9.06(a), Section 9.06(b) and this Section 9.06(c), any dividend or distribution to which this Section 9.06(c) is applicable that also includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 9.06(a) is applicable (the “Clause A Distribution”); or

(B)           a dividend or distribution of rights, options or warrants to which Section 9.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.06(a) and Section 9.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the Ex Date of the Clause A

Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 9.06(a) or “outstanding immediately prior to the open of business on the Ex Date for such distribution” within the meaning of Section 9.06(b).

If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(c).

(d)           If any cash dividend or distribution (other than in connection with a liquidation, dissolution or winding-up of the Issuer) is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Issuer distributes to holders of its Common Stock.

Such increase shall become effective immediately after the open of business on the Ex Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such dividend or distribution.

In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(d).

(e)            If the Issuer or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'                              =              the Conversion Rate in effect immediately after the close of business on the last Trading Day of the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                              =              the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                           =              the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS'                              =              the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP'                                =              the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 9.06(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 9.06(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion.  If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Averaging Period.  In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(e).

In the event the Issuer is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Issuer is permanently prevented under applicable law or otherwise from effecting any such purchases or exchange, or all such purchases ore exchanges are rescinded, then the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)            Notwithstanding this Section 9.06 or any other provision of the Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that converts its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 9.02 based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Issuer may, from time to time and to the extent permitted by law and the continued listing requirements of The NASDAQ Global Select Market, or the applicable rules of any securities exchange on which the Common Stock is listed or quoted at the relevant time, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Issuer.  Such Conversion Rate increase shall be irrevocable during such period.  The Issuer shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(h)           Notwithstanding this Section 9.06 or any other provision of the Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of a related Cash Settlement Averaging Period (if the Issuer elects to satisfy the related conversion obligation by paying cash, in whole or in part, in respect thereof, including if the Issuer has irrevocably elected Net Share Settlement pursuant to Section 9.02(B)), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as is necessary or appropriate to effect the intent of this Section 9.06 and the other provisions of Article IX and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.  Any adjustment made pursuant to this Section 9.06 shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i)             Except as set forth in the adjustments in subsections (a), (b), (c), (d) and (e) above the Issuer will not adjust the Conversion Rate for the issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(j)            All calculations under this Article IX shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

9.07         NO ADJUSTMENT.

Notwithstanding anything in the Indenture or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted:

(i)              upon the issuance of any shares of Common Stock pursuant to any existing or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)             upon the issuance of any shares of Common Stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any existing or future employee, director or consultant benefit plan or program of, or assumed by, the Issuer or any of its Subsidiaries;

(iii)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)            for accrued and unpaid dividends or interest, if any;

(v)             upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender or exchange offer of the nature described in Section 9.06(e); or

(vi)            for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 9.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Securities have been converted pursuant to Section 9.01, then any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 9.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 9.06 for a transaction (other than for share splits or share combinations pursuant to Section 9.06(a)) if the Issuer provides for each Holder to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction multiplied by the aggregate principal amount of Securities held by such Holder expressed in multiples of one thousand dollars ($1,000).

9.08         OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to Section 9.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of common stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article IX.

9.09         ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law the Issuer may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 9.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Issuer or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

9.10        NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

9.11        NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1)           the Issuer takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2)           the Issuer takes any action that would require a supplemental indenture pursuant to Section 9.12, or

(3)           there is a dissolution or liquidation of the Issuer,

the Issuer shall mail or otherwise furnish to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 9.11.  The Issuer shall mail or otherwise furnish such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Section 9.06(b), 9.06(c), 9.06(d) or 9.06(e), thirty (30) Business Days) before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 9.11.

9.12        EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

If the Issuer:

(i)              reclassifies the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock to which Section 9.06(a) applies);

(ii)             is a party to a consolidation, merger or binding share exchange; or

(iii)            sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Issuer,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”) then, if a Holder converts its Securities on or after the effective date of any such Merger Event, subject to the Issuer’s right to settle all or a portion of its conversion obligation with respect to such Securities by paying cash (other than solely cash in lieu of any fractional share) as set forth in Section 9.02(A) and the Issuer’s right to irrevocably elect Net Share Settlement as set forth in Section 9.02(B), the Securities will be convertible into the same type (in the same proportions) of consideration received by holders of Common Stock in such transaction (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 8.01(i) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event, (A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 9.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 9.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Securities in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Volume-Weighted Average Price shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 9.12 shall provide for adjustments of the Conversion Rate, which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article IX.  If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution).  The provisions of this Section 9.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

Solely the occurrence of a Merger Event that results in an adjustment to the consideration into which the Securities become convertible pursuant to this Section 9.12 shall not result in an adjustment to the Conversion Rate pursuant to Section 9.06.  The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 9.12.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 9.01 and Section 9.02, prior to the effective date of such Merger Event.

In the event the Issuer shall execute a supplemental indenture pursuant to this Section 9.12, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

9.13        TRUSTEE’S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this Article IX should be made, how it should be made or what such adjustment should be, but it may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 9.10 hereof.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Issuer to comply with any provisions of this Article IX.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 9.12 hereof.

9.14        RIGHTS DISTRIBUTIONS PURSUANT TO SHAREHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Issuer shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in any future shareholders’ rights plan(s) of the Issuer then in effect, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all holders of Common Stock, Distributed Property as described in Section 9.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights, and further adjusted in the event of certain events affecting such rights following any separation from the Common Stock.  For purposes of calculating the per share fair market value of the Distributed Property, any shares of Common Stock held by any Person who is ineligible to receive such distribution under the terms of the rights plan shall not be deemed outstanding.  The Issuer agrees that any rights plan adopted by it shall provide for the foregoing rights upon conversion of the Securities.  Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to shares of Common Stock, the rights described with respect to such shares of Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Conversion Rate.

9.15        INCREASED CONVERSION RATE APPLICABLE TO CERTAIN SECURITIES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

(A)          Notwithstanding anything in the Indenture to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article IX, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Issuer shall disclose in the written notice and public announcement referred to in Section 9.15(E)) to, and including, the date that is thirty (30) Business Days after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date corresponding to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 9.15, otherwise apply to such Security pursuant to this Article IX, plus an amount equal to the Make-Whole Applicable Increase.

(B)          As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date	$6.11	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$20.00	$25.00	$30.00
March 23, 2011	36.7931	36.1716	31.8002	28.2697	25.3788	22.9806	20.9669	17.7891	15.4042	13.5507	12.0668	10.8491	9.8291	6.4556	4.5318	3.2822
March 15, 2012	36.7931	32.9524	28.5445	25.0467	22.2338	19.9421	18.0511	15.1368	13.0110	11.3958	10.1247	9.0944	8.2387	5.4333	3.8328	2.7864
March 15, 2013	36.7931	29.7028	25.1121	21.5558	18.7694	16.5599	14.7857	12.1533	10.3208	8.9800	7.9537	7.1375	6.4676	4.2935	3.0490	2.2287
March 15, 2014	36.7931	28.7929	21.7280	17.9054	15.0230	12.8333	11.1534	8.8222	7.3335	6.3174	5.5769	5.0052	4.5431	3.0493	2.1843	1.6094
March 15, 2015	36.7931	27.8830	18.2485	13.6955	10.4788	8.2308	6.6671	4.8073	3.8458	3.2873	2.9141	2.6335	2.4054	1.6404	1.1853	0.8820
March 15, 2016	36.7931	26.9732	15.9841	6.4603	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)              if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two (2) Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty-five (365)-day year, as applicable;

(ii)             if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $30.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $6.11 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)            if an event occurs that requires, pursuant to this Article IX (other than solely pursuant to this Section 9.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the row titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article IX, immediately after such adjustment to the Conversion Rate;

(iv)            each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted, pursuant to this Article IX (other than solely pursuant to this Section 9.15); and

(v)             in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 9.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 163.6661 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article IX.

(C)          Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 9.01(B)(iii), the Issuer shall, at its option, satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock (together with cash in lieu of any fractional share) or a combination of cash and shares of Common Stock (together with cash in lieu of any fractional share) in accordance with Section 9.02; provided, however, that if at the effective time of a Common Stock Change Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, for any conversion of Securities following the Effective Date of such Common Stock Change Make-Whole Fundamental Change, the amount of cash due upon conversion shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price.  In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the third Business Day following the relevant Conversion Date.

(D)          As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Common Stock Change Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Common Stock Change Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Common Stock Change Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(E)           At least thirty (30) Business Days before the anticipated Effective Date of each proposed Make-Whole Fundamental Change, the Issuer shall mail or otherwise furnish to each Holder, in accordance with Section 13.02, written notice of, and shall publicly announce, through a reputable national newswire service, the anticipated Effective Date of such proposed Make-Whole Fundamental Change.  Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Issuer shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).  No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Issuer shall mail, in accordance with Section 13.02, or otherwise furnish to all registered Holders at their addresses shown on the register of the Registrar, and to beneficial owners as required by applicable law, written notice of such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F)           For avoidance of doubt, the provisions of this Section 9.15 shall not affect or diminish the Issuer’s obligations, if any, pursuant to Article III with respect to a Fundamental Change.

(G)          Nothing in this Section 9.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.06 in respect of a Make-Whole Fundamental Change.

X.            CONCERNING THE HOLDERS

10.01      ACTION BY HOLDERS.

Whenever in the Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article XI or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Issuer or the Trustee solicits the taking of any action by the Holders, the Issuer or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

10.02      PROOF OF EXECUTION BY HOLDERS.

Subject to the provisions of Section 6.1 and Section 6.3 of the Original Indenture and Section 11.05 of this First Supplemental Indenture, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 11.06.

10.03      PERSONS DEEMED ABSOLUTE OWNERS.

The Issuer, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 3.7 of the Original Indenture and Sections 2.07 and 4.01 (to the extent of any Defaulted Interest) of this First Supplemental Indenture) accrued and unpaid interest on such Security, for conversion of such Security and for all other purposes; and neither the Issuer nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.  Notwithstanding anything to the contrary in the Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of the Indenture.

XI.          HOLDERS’ MEETINGS

11.01      PURPOSE OF MEETINGS.

A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XI for any of the following purposes:

(A)          to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI of this First Supplemental Indenture and Article 5 of the Original Indenture;

(B)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6 of the Original Indenture;

(C)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02 of this First Supplemental Indenture and Section 9.2 of the Original Indenture; or

(D)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of the Indenture or under applicable law.

11.02      CALL OF MEETINGS BY TRUSTEE.

The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar.  Such notice shall also be mailed to the Issuer.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

11.03      CALL OF MEETINGS BY ISSUER OR HOLDERS.

In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

11.04      QUALIFICATIONS FOR VOTING.

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

11.05       REGULATIONS.

Notwithstanding any other provision of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 11.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions in the definition of “Outstanding” in Section 1.1 of the Original Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

11.06       VOTING.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02.  The record shall show the principal amount of the Securities voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

11.07       NO DELAY OF RIGHTS BY MEETING.

Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Securities.

XII.         [RESERVED]

XIII.        MISCELLANEOUS

13.01       TRUST INDENTURE ACT CONTROLS.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

13.02       NOTICES.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:	Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819
Attention: Chief Financial Officer

With a copy to:	Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Facsimile No.: (650) 714-8505
Attention: John Fore

If to the Trustee:	U.S. Bank National Association
Corporate Trust Services
633 W. Fifth Street, 24th Floor
Los Angeles, CA 90071
Facsimile No.: (213) 615-6197
Attention: Paula Oswald (Hawaiian Holdings 2011 Indenture)

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder of the Securities or any defect in it will not affect its sufficiency with respect to other Holders of the Securities.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Securities Agent at the same time.

13.03       [RESERVED.]

13.04       COUNTERPART ORIGINALS.

The parties may sign any number of copies of this First Supplemental Indenture and in separate counterparts, each of which will be deemed to be an original, and all of them together shall constitute one and the same agreement.

13.05       GOVERNING LAW; WAIVER OF JURY TRIAL.

THE INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).  THE ISSUER AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Section 13.05 shall apply in lieu of Section 1.12 of the Original Indenture.

13.06       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

13.07       SUCCESSORS.

All agreements of the Issuer in this First Supplemental Indenture and the Securities will bind its successors.  All agreements of the Trustee in this First Supplemental Indenture will bind its successors.

13.08       SEVERABILITY.

In case any provision in this First Supplemental Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.09       RATIFICATION OF ORIGINAL INDENTURE.

The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Issuer and each Holder of the Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

13.10       TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

13.11       CALCULATIONS IN RESPECT OF THE SECURITIES.

The Issuer and its agents shall be responsible for making all calculations under the Indenture and the Securities.  These calculations include, but are not limited to, determinations of and adjustments to the Conversion Rate or Conversion Price, determination of the Trading Price of the Securities, the Volume-Weighted Average Price and the Closing Sale Price of the Common Stock, the amount of cash and/or number of shares or amount of other property, if any, payable or deliverable upon conversion of the Securities and amounts of interest and Additional Interest payable on the Securities.  The Issuer and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders of the Securities.  The Issuer or its agents shall provide a copy of such calculations to the Trustee, as required, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

HAWAIIAN HOLDINGS, INC.

			By:	/s/ Peter R. Ingram
			Name:	Peter R. Ingram
			Title:	Executive Vice President, Chief Financial Officer

Attest:	/s/ Hoyt H. Zia
	Name:	Hoyt H. Zia
	Title:	Secretary, Senior Vice President and General Counsel

[Signature page to the First Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

[Signature page to the First Supplemental Indenture]

EXHIBIT A

[Face of Security]

[IF GLOBAL SECURITY, INSERT GLOBAL SECURITY LEGEND]

HAWAIIAN HOLDINGS, INC.

5.00% Convertible Senior Notes due 2016 (the “Securities”)

Certificate No.                                                                                                                                                                                                                                                                                                                                                                                                                              Initially

CUSIP No.

Hawaiian Holdings, Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum [of [                  ] dollars ($[                  ])](1) [as set forth in the “Schedule of Exchanges of Interests in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed $86,250,000 in aggregate at any time), in accordance with the rules and procedures of the Depositary](2), on March 15, 2016, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: March 15 and September 15, beginning on September 15, 2011.

Record Dates: March 1 and September 1 immediately preceding the related Interest Payment Date.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

(1)  This is included for Physical Securities.

(2)  This is included for Global Securities.

IN WITNESS WHEREOF, Hawaiian Holdings, Inc. has caused this instrument to be duly signed.

HAWAIIAN HOLDINGS, INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

HAWAIIAN HOLDINGS, INC.

5.00% Convertible Senior Notes due 2016

1.                                       Interest.  Hawaiian Holdings, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest, payable semi-annually in arrears, on March 15 and September 15 of each year, beginning on September 15, 2011.  Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, March 23, 2011, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, Defaulted Interest) at the rate borne by the Securities.  In certain circumstances, Additional Interest will be payable in accordance with Section 6.02 of the First Supplemental Indenture (as defined below) and any reference to “interest” in this Security shall be deemed to include any such Additional Interest.  Interest shall cease to accrue on this Security upon payment of principal and interest on its maturity or earlier conversion or repurchase.

2.                                       Maturity Date.  The Securities will mature on March 15, 2016.

3.                                       Method of Payment.  Except as provided in the Indenture (as defined below), the Issuer will pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date; provided that on the Maturity Date the Issuer shall pay interest due on any Securities to the Person to whom the Issuer pays the principal amount due on such Securities regardless of whether such Person is such Holder of record of such Securities on the immediately preceding Record Date.  Notwithstanding the immediately preceding sentence, in respect of any Securities that are converted during the period beginning at the close of business on March 1, 2016 and ending at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, interest due on the Securities on the Maturity Date shall be paid to Holders of record of such Securities on March 1, 2016 notwithstanding such conversion.  Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date or Fundamental Change Repurchase Date, as applicable.  The Issuer will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities.

4.                                       Paying Agent, Registrar, Conversion Agent.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Issuer may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5.                                       Indenture.  The Issuer issued the Securities under an Indenture dated as of March 23, 2011 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of March 23, 2011 (the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) between the Issuer and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Securities are general unsecured senior obligations of the Issuer limited to the aggregate principal amount of $86,250,000 (except for as otherwise provided in the Indenture or Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.  In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.                                       No Redemption.  The Securities are not redeemable at the option of the Issuer prior to the Maturity Date, and no sinking fund is provided for the Securities.

7.                                       Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Issuer to repurchase such Holder’s Securities, or any portion thereof that is $1,000 in principal amount or any integral multiple thereof, on a date selected by the Issuer (the “Fundamental Change Repurchase Date”), which date is no later than thirty-five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

8.                                       Conversion.

Upon the occurrence of certain events and during certain periods, the Securities shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article IX of the First Supplemental Indenture.  To convert a Security, a Holder must satisfy the requirements of Section 9.02(A) of the First Supplemental Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article IX of the First Supplemental Indenture.

The initial Conversion Rate is 126.8730 shares of Common Stock per $1,000 principal amount of Securities (which is equivalent to an initial Conversion Price of approximately $7.88 per share), subject to adjustment in the event of certain circumstances as specified in the First Supplemental Indenture.  The Issuer will pay cash in lieu of any fractional share.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article IX of the First Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for Section 9.15 of the First Supplemental Indenture, otherwise apply to such Security pursuant to Article IX of the First Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9.                                       Denominations, Transfer, Exchange.  The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture.  The Issuer or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not validly withdrawn, in accordance with the Indenture, except (x) if the Issuer defaults in the payment of the Fundamental Change Repurchase Price or (y) with respect to the unrepurchased portion of Securities being repurchased in part.

10.                                 Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.                                 Merger or Consolidation.  The Issuer shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Issuer to, another Person, whether in a single transaction or series of related transactions, unless (i) the Issuer is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such other Person assumes by supplemental indenture all the obligations of the Issuer under the Securities and the Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing, as set forth in Article V of the First Supplemental Indenture.

12.                                 Amendments, Supplements and Waivers.  The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, evidenced as in the Indenture provided, to amend or supplement the terms of the Indenture and the Securities as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the then outstanding Securities may on behalf of the Holders of all of the Securities waive certain existing Defaults or Events of Default under the Indenture and its consequences.

13.                                 Defaults and Remedies.  In the case of an Event of Default specified in Section 5.1(5) or (6) of the Original Indenture, all outstanding Securities will become due and payable immediately without further action or notice.  If any other Event of Default with respect to the outstanding Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all such Securities to be due and payable immediately. Upon any such declaration, the Securities shall become due and payable immediately.

Subject to Sections 6.04 and 8.02 of the First Supplemental Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (i) a Default or Event of Default in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, (ii) a Default or Event of Default arising from a failure by the Issuer to convert any Securities in accordance with the First Supplemental Indenture or (iii) any Default or Event of Default in respect of any provision of the Indenture or the Securities which, under Section 8.02 of the First Supplemental Indenture and Section 9.2 of the Original Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

14.                                 Trustee Dealings with the Issuer.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

15.                                 Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawaii 96819

Attn: Chief Financial Officer

FORM OF ASSIGNMENT

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.02 of the First Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.02 of the First Supplemental Indenture, state the principal amount to be so purchased by the Issuer:

$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A(a)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Hawaiian Holdings, Inc.
5.00% Convertible Senior Notes due 2016

The initial principal amount of this Global Security is                           DOLLARS ($[          ]).  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(a)  This is included for Global Securities.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered under the Indenture shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

B-1